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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We have issued our reports to the Shareholders of La Societe Desig Inc. as at April 30, 2000, October 31, 1999 and 1998 and for the periods then ended in respect of the financial statements being included in registration on Form F-1 of Commercial Consolidators Corp. Our reports were dated May 17, 2000 and March 13, 2000. We consent to the inclusion of the aforementioned reports in Form F-1 of Commercial Consolidators Corp.

                                     Yours very truly,

                                     POIRIER & ASSOCIES
                                     CHARTERED ACCOUNTANTS



                                     /s/  Michel Poirier
                                     ---------------------------
                                     Michel Poirier
                                     Partner

March 11, 2002